Exhibit 8.1

[On Cleary Gottlieb Steen & Hamilton LLP Letterhead]

Writer's Direct Dial: (212) 225-2980

    E-Mail: ENijenhuis@cgsh.com

June 6, 2006

Citigroup Global Markets Inc.

As Representative of the several Underwriters

390 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special tax counsel to Capital One Financial Corporation, a Delaware corporation (the “Company”), in connection with the offering by Capital One Capital II (the “Trust”), a Delaware statutory trust, pursuant to a registration statement on Form S-3 (No. 333-133943), of 13,800,000 of the Trust’s 7.50% Enhanced Trust Preferred Securities (liquidation amount $25 per security) (the “Securities”). Such registration statement, as amended as of its most recent effective date (May 9, 2006) determined pursuant to Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated May 9, 2006, as first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated May 22, 2006, as filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated May 24, 2006, as first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.”

The Securities are to be issued pursuant to (i) an indenture, a form of which indenture is included as an exhibit to the Registration Statement (the “Indenture”), between the

Citigroup Global Markets Inc.

June 6, 2006

Company and The Bank of New York, as indenture trustee; (ii) an Amended and Restated Declaration of Trust, a form of which is included as an exhibit to the Registration Statement (the “Declaration”), among the Company, as sponsor, The Bank of New York, as the institutional trustee, The Bank of New York (Delaware), as the Delaware trustee, and Frank R. Borchert, III and Stephen Linehan, as administrative trustees and (iii) a guarantee of the Company with respect to the Securities, a form of which is included as an exhibit to the Registration Statement (the “Guarantee”).

In rendering the opinion expressed below, we have assumed that (i) the Indenture (as supplemented by the first supplemental indenture between the Company and The Bank of New York, as indenture trustee) has been duly executed and delivered by the parties thereto, (ii) the Declaration has been duly executed and delivered by the parties thereto, (iii) the Guarantee has been duly executed and delivered and (v) the transactions relating to the issuance of the Securities have taken place as described in the Registration Statement. We have also relied upon certain representation letters dated June 6, 2006 from the Company and Citigroup Global Markets Inc. in rendering the opinion expressed below.

We hereby confirm that we are of the opinion that the statements set forth under the heading “United States Federal Income Tax Considerations” in the Prospectus contained in the Final Prospectus Supplement, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

The foregoing opinion is based on the Internal Revenue Code of 1986 (the “Code”) and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion other than as to the federal income tax laws of the United States of America.

Citigroup Global Markets Inc.

June 6, 2006

We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading “United States Federal Income Tax Considerations” set forth in the Final Prospectus Supplement. We disclaim any undertaking to advise you of any subsequent changes of facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Erika Nijenhuis
Erika Nijenhuis, a Partner